EXHIBIT 10.7
                        THIRD AMENDMENT TO
               CREDIT AGREEMENT AND LOAN DOCUMENTS


          This Third Amendment to Credit Agreement and Loan Documents (this "AMENDMENT") dated as of October 15, 1999 is among GLOBAL MARINE INC., a Delaware corporation (the "BORROWER"), the banks named on the signature pages hereto (together with their respective successors and assigns in such capacity, the "BANKS"), BANKERS TRUST COMPANY, as administrative agent for the Banks (together with its successors and assigns in such capacity, the "ADMINISTRATIVE AGENT"), ABN AMRO BANK, N.V., HOUSTON AGENCY, as syndication agent for the Banks, SOCIETE GENERALE, SOUTHWEST AGENCY, as documentation agent for the Banks (all of the agents, collectively, together with their successors and assigns in such capacity, the "AGENTS").

                      PRELIMINARY STATEMENT

          The Borrower, the Banks and the Agents have entered into that certain Credit Agreement dated as of January 29, 1998 (as amended or restated from time to time, the "CREDIT AGREEMENT").

          The Borrower, the Banks and the Agents wish to amend further the Credit Agreement and execute this Amendment to reflect same.

          NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:

          Section 1. DEFINITIONS. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

          Section 2. AMENDMENTS. The Credit Agreement is hereby amended as follows:

          a. Section 3.01(a) of the Credit Agreement is hereby amended by deleting the grid contained therein and replacing it with the following:

                           "RATING     FACILITY FEE
                            A-/A3          .1%
                          BBB+/Baa1        .15%
                          BBB/Baa2         .175%
                          BBB-/Baa3        .225%
                           BB+/Ba1         .3%"

          b.   A new Section 7.10 is hereby added to the Credit
Agreement to read as follows:

               "Section 7.10 YEAR 2000. Borrower will ensure that its Information Systems and Equipment and that of its Subsidiaries are, at all times after the Amendment
     Closing Date, Year 2000 Compliant, except insofar as the failure to be would not reasonably be expected to result in a Material Adverse Effect, and shall notify the Administrative Agent and all Banks promptly upon detecting any failure of said Information Systems and Equipment to be Year 2000 Compliant, if same would reasonably be expected to result in a Material Adverse Effect. In addition, Borrower shall provide the Administrative Agent and any Bank with such information about its year 2000 computer readiness as the Administrative Agent or such Bank shall reasonably request."

          c. The following defined terms are hereby added to or amended in Section 10 of the Credit Agreement in their appropriate alphabetical order to read as follows:

               (i) "'AMENDMENT CLOSING DATE' shall mean the date that the Third Amendment to Credit Agreement and Loan Documents dated as of October 15, 1999, among Borrower, the Administrative Agent and the Banks shall have become effective pursuant to Section 4 thereof."

               (ii) "'APPLICABLE EURODOLLAR MARGIN' shall mean the following: prior to the Revolving Loan Maturity Date the Applicable Eurodollar Margin shall be equal to the percentage per annum set forth below opposite Borrower's applicable Rating, effective as of the date such Rating is published or announced:


                                       APPLICABLE
                                       EURODOLLAR
                  RATING                 MARGIN

                  A- / A3                 .40%
                BBB+ / Baa1               .475%
                 BBB / Baa2               .575%
                BBB- / Baa3               .775%
                 BB+ / Ba1               1.075%;


          PROVIDED, prior to the Revolving Loan Maturity Date the above listed figures shall each be increased at any time, and for so long as, the Revolving Credit Loans, in the aggregate, equal:
     (i) twenty-five percent (25%) or more of the Total Commitment but less than fifty percent (50%), by adding 12.5 basis points (.125%) thereto, and (ii) fifty percent (50%) or more of the Total Commitment, by adding 25 basis points (.25%) thereto.

          Subsequent to the Revolving Loan Maturity Date and until payment in full of the Obligations, the Applicable Eurodollar Margin shall be equal to the percentage per annum set forth below opposite Borrower's applicable Rating, effective as of the date such Rating is published or announced:

                                       APPLICABLE
                                       EURODOLLAR
                  RATING                 MARGIN

                  A- / A3                 .65%
                BBB+ / Baa1               .725%
                 BBB / Baa2               .825%
                BBB- / Baa3              1.025%
                 BB+ / Ba1               1.325%"

               (iii) "'INFORMATION SYSTEMS AND EQUIPMENT' means all material computer hardware and software, as well as other material information processing systems, or any material equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Borrower or any of its Subsidiaries, including through third-party service providers, and which are essential to the Borrower's or any of its Subsidiaries' conduct of their business."

               (iv) "'YEAR 2000 COMPLIANT' means that, to Borrower's knowledge, all Information Systems and Equipment accurately process in all material respects date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall in all material respects accurately accept, release and exchange date data, and shall, normal wear and tear and force majeure excepted, in all material respects, continue to function in good working order, and not otherwise impair the accuracy or functionality of the Information
     Systems and Equipment."

          Section 3. RATIFICATION. The Borrower hereby ratifies and confirms all of the Obligations under the Credit Agreement (as amended hereby) and the Notes. All references to the "Credit
Agreement" shall mean the Credit Agreement as amended hereby and as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time in the future.

          Section 4. EFFECTIVENESS. The effectiveness of this Amendment is subject to the condition precedent that (i) the Administrative Agent shall have received in form and substance reasonably satisfactory to the Banks and in such number of counterparts as may be reasonably requested by the Administrative Agent, this Amendment executed by the Borrower and each of the Banks and (ii) the Borrower shall have paid (Y) to the Administrative Agent, for the pro-rata benefit of the Banks, an Amendment fee equal to .1% of the Total Commitment, and (Z) all of the Administrative Agent's reasonable costs and expenses (other than legal fees and expenses, which shall be payable promptly after Borrower receives an invoice from counsel to the Administrative Agent) incurred in connection herewith.

          Section 5. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks that (a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower, (b) the Credit Agreement (as amended hereby) constitutes a valid and legally binding agreement enforceable against the Borrower in accordance with its terms except, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity, (c) the representations and warranties by the Borrower contained in the Credit Agreement as amended hereby are true and correct on and as of the date hereof in all material respects as though made as of the date hereof unless such representation and warranty expressly indicates that it is being made as of any specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date, and except to the extent that such representations and warranties are no longer true and correct due to any action or inaction permitted or required to be taken under the Credit Documents by Borrower or any Subsidiary, and
(d) no Default or Event of Default exists under the Credit Agreement (as amended hereby).

          Section 6. CHOICE OF LAW. THIS AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

          Section 7. FINAL AGREEMENT. THE CREDIT AGREEMENT (AS AMENDED HEREBY) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its officers thereunto duly authorized as of the date first above written.

ADDRESS:                             GLOBAL MARINE INC.

777 N. Eldridge Road
Houston, Texas 77079-4416
Telecopy:     (281) 596-5826
Telephone:   (281) 596-5810        By:  /S/ W. Matt Ralls
Attention:   W. Matt Ralls              W. Matt Ralls
                                        Senior Vice President
                                        - Chief Financial Officer and
                                        Treasurer

                              BANKERS TRUST COMPANY,
                              as Administrative Agent




                              By:   /s/ Markus M. Tarkington
                              Name: Markus M. Tarkington
                              Title: Principal

                              ABN AMRO BANK, N.V., HOUSTON
                              AGENCY, Individually and as
                              Syndication Agent



                              By:   /s/ Stuart Murray
                              Name: Stuart Murray
                              Title: Vice President



                              By:   /s/ Deanna Breland
                              Name: Deanna Breland
                              Title: Vice President

                              ARGENTARIA, CAJA POSTAL Y BANCO
                              HIPOTECARIO, NEW YORK BRANCH




                              By:   /s/Augusto Godoy
                              Name:  Augusto Godoy
                              Title: General Manager

                              BANCO ESPIRITO SANTO E COMMERCIAL
                              DE LISBOA, NASSAU BRANCH




                              By:    /s/ Andrew M. Orsen
                              Name:  Andrew M. Orsen
                              Title: Vice President

                              By:    /s/ Terry R. Hull
                              Name:  Terry R. Hull
                              Title: Senior Vice President

                              THE BANK OF NOVA SCOTIA




                              By:     /s/ A. S. Norsworthy
                              Name:   A. A. Norsworthy
                              Title:  Sr. Team Leader-
                                      Loan Operations

                              THE BANK OF TOKYO - MITSUBISHI,
                              LTD.




                              By:     /s/ Michael G. Meiss
                              Name:   Michael G. Meiss
                              Title: Vice President & Manager

                               CREDIT LYONNAIS NEW YORK BRANCH




                              By:     /s/ Philippe Soustna
                              Name:   Philippe Soustna
                              Title:  Senior Vice President

                              DEN NORSKE BANK ASA, NEW YORK
                              BRANCH




                              By:     /s/ Ole B. Hjertaker
                              Name:   Ole B. Hjertaker
                              Title:  First Vice President




                              By:     /s/ Chr. Tobias Backer
                              Name:   Chr. Tobias Backer
                              Title:  Assistant Vice President

                              SOCIETE GENERALE, SOUTHWEST AGENCY,
                              Individually and as Documentation
                              Agent



                              By:     /s/ Richard A. Gould
                              Name:   Richard A. Gould
                              Title:  Director

                              TORONTO DOMINION (TEXAS), INC.




                              By:     /s/ Carol Brandt
                              Name:   Carol Brandt
                              Title:  Vice President

                              WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK BRANCH




                              By:     /s/Felicia LaForgia
                              Name:   Felicia LaForgia
                              Title:  Vice President





                              By:     /s/ Thomas Lee
                              Name:   Thomas Lee
                              Title:  Associate